EXHIBIT 99.2
AMERICAN
STOCK EXCHANGE
Equities Options ETFs

American Stock Exchange
86 Trinity Place
New York, New York 10006-1872
T 212 306 1302
F 212 306 5359

James P. Mollen
Director - Listing Qualifications
T 212 306 2391
F 212 306 5359
James.mollen@amex.com

September 21, 2006

Via Facsimile and FedEx

Mr. Richard A. Sandberg
Chief Financial Officer
Matritech, Inc.
330 Nevada Street
Newton, MA 02460

Dear Mr. Sandberg:

The American Stock Exchange LLC (the “Amex” or “Exchange”), as a self-regulatory organization, has the responsibility to provide a fair and orderly marketplace to issuers and to the investing public. Included in these responsibilities is the obligation to take appropriate steps to ensure that companies listed on the Amex comply with applicable continued listing standards. Investors in companies listed on the Amex have a reasonable expectation that those companies comply with such listing standards or, at a minimum, have a plan in place to return to compliance within a specified time.

A review of Matritech, Inc.’s (the “Company” or “Matritech”) Form 10-Q for the period ended June 30, 2006, as well as other publicly available information, indicates that the Company does not meet certain of the Exchange’s continued listing standards as set forth in part 10 of the Amex Company Guide (the “Company Guide”),1 and has therefore become subject to the procedures and requirements of Section 1009 of the Company Guide. Specifically, the Company is not in compliance with: (i) Section 1003(a)(i) of the Company Guide with shareholders’ equity of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years; (ii) Section 1003(a)(ii) of the Company Guide with shareholders’ equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years, and (iii) Section 1003 (a)(iii) of the Company Guide with shareholders’ equity of less

1 The Amex Company Guide may be accessed at www.amex.com

Mr. Richard A. Sandberg
September 21, 2006

than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

In order to maintain its Amex listing, the Company must submit a plan by October 23, 2006 advising the Exchange of action it has taken, or will take, that would bring it into compliance with the continued listing standards identified above within a maximum of l8 months of receipt of this letter. The plan should include specific milestones, quarterly financial projections, and details related to any strategic initiatives the Company plans to complete.2 The Listings Qualifications Department management will evaluate the plan, including any supporting documentation, and make a determination as to whether the Company has made a reasonable demonstration in the plan of an ability to regain compliance with the continued listing standards within 18 months, in which case the plan will be accepted. If the plan is accepted, the Company may be able to continue its listing during the plan period of up to 18 mouths, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan.3

Accordingly, the Company must contact me at the phone number or Jeff Kurian at 212-306-2394 above by September 28, 2006 to confirm receipt of this letter, discuss any possible financial data of which the Exchange staff may be unaware, and indicate whether or not it intends to submit a plan.

Please be advised that, if Matritech does not submit a plan, or submits a plan that is not accepted, the Company will be subject to delisting proceedings. Furthermore, if the plan is accepted but the Company is not in compliance with the continued listing standards at the conclusion of the 18-month plan period or does not make progress consistent with the plan during the plan period, the Exchange staff will initiate delisting proceedings as appropriate. The Company may appeal a staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

This letter constitutes notice of a failure to satisfy certain of the Exchange’s continued listing standards. The Company is therefore required to file a current report on Form 8-K pursuant to Item 3.01 of that Form within the requisite time periods. The Company must also issue a press release pursuant to Sections 401 and 1009 of the Company Guide, contemporaneously with the filing of the Form 8-K that discloses receipt of this letter and the fact that it is not in compliance with the specified provisions of the Amex continued listing standards.4 Please

2 For your convenience, a suggested format for plan responses is attached. Please note that the information outlined in the suggested format is for information purposes only and is not intended to provide specific plan requirements. However, your plan must demonstrate an ongoing continuous effort to regain compliance through specific goals and initiatives, which can reasonably be expected to be completed within the plan period.
3 Please be advised that if the Exchange accepts the Company’s plan of compliance, the Company must issue a press release disclosing the fact that it has fallen below the continued listing standards of the Amex and that its listing is being continued pursuant to an extension. The press release must be issued within five (5) business days from notification that the plan has been accepted.
4 This notice should be provided to the Amex StockWatch Department (telephone: 212-306-8383; facsimile: 212-306-1488) end the Listing Qualifications Department (telephone: (212) 306-1331 facsimile: 212-306-5359).

Mr. Richard A. Sandberg
September 21, 2006

note however, that satisfying these filing and publication requirements does not relieve the Company of its obligation to assess the materiality of this letter on an ongoing basis under the federal securities laws nor does it provide a safe harbor under the federal securities laws or otherwise. Accordingly, the Company should consult with securities counsel regarding disclosure and other obligations mandated by law.

Please be advised that within five days of the date of this letter, the Company will be included in a list of issuers that are not in compliance with the Exchange’s continued listing standards. This list is posted daily on www.amex.com and includes the specific listing standard(s) with which a company does not comply. Furthermore, the Exchange is utilizing the financial status indicator fields in the Consolidated Tape Association’s Consolidated Tape System (“CTS”) and Consolidated Quote Systems (“CQS”) Low Speed and High Speed Tapes to identify companies that are noncompliant with the Exchange’s continued listing standards and/or are delinquent with respect to a required federal securities law periodic filing. Therefore, the Company will become subject to the indicator BC to denote its non-compliance.5 The indicator will not change the Company’s trading symbol itself, but will be disseminated as an extension of the Company’s symbol on the CTS and CQS whenever the Company’s trading symbol is transmitted with a quotation or trade. Both the website posting and indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

This letter and any response may, until disclosed via the SEC filing and press release, constitute non-public information in accordance with federal securities laws, and you may wish to consult with your legal counsel about the Company’s obligations in this regard. The only designated representatives at the Exchange with which this matter should be discussed are staff members of the Listing Qualifications and StockWatch Departments. Further, as I am sure you are aware, pursuant to Section 910 of the Company Guide, Amex Specialists must be treated as members of the public, and accordingly, no non-public information should be discussed with or otherwise disclosed to the Company’s specialist.

The Amex remains hopeful that Matritech will be able to maintain its listing. If you are in need of any assistance in this matter, please do not hesitate to contact myself or Jeff Kurian.

Sincerely,

/s/ James Mollen

Enclosures

5 Please note that companies that become delinquent with respect to a required federal securities law periodic filing will become subject to the website posting and indicator .LF.